Consent of Independent Registered Public Accounting Firm

M-Systems, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-54356) of M-Systems Flash Disk Pioneers Ltd. (the "Company") of our report dated January 8, 2003, relating to the financial statements of M-Systems, Inc. (a wholly owned subsidiary of the Company), which appears in this Annual Report on Form 20-F.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

San Jose, California

May 25, 2005

____ 1 ____